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                                                                Exhibit 4.9.1

                             CERTIFICATE OF TRUST

                                      OF

                          OWENS CORNING CAPITAL III



        This Certificate of Trust is being duly executed as of April 2, 1997 for the purpose of organizing a business trust pursuant to the Delaware Business Trust Act, 12 DEL. C. Section 3801 ET SEQ. (the "Act").

        The undersigned hereby certify as follows:

        1. NAME. The name of the business trust is "Owens Corning Capital III" (the "Trust").

        2. DELAWARE TRUSTEE. The name and business address of the Delaware resident trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

            Wilmington Trust Company
            Rodney Square North
            1100 North Market Street
            Wilmington, Delaware  19890

        3. EFFECTIVE. This Certificate of Trust shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.

        4. COUNTERPARTS. This Certificate of Trust may be executed in one or more counterparts.
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        IN WITNESS WHEREOF, the undersigned, being all of the trustees of the
Trust, have duly executed this Certificate of Trust as of the day and year first above written.

                                         WILMINGTON TRUST COMPANY,
                                         as Delaware Trustee


                                         By:  /s/ Emmett R. Harmon
                                            -------------------------------
                                            Name:  Emmett R. Harmon
                                            Title:  Vice President


                                         /s/ C. Jackson Snyder, as Trustee
                                         ----------------------------------
                                         C. Jackson Snyder, as Trustee


                                         /s/ Christine Harper
                                         ----------------------------------
                                         Christine Harper, as Trustee